Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin C. Kern and Jeffrey M. O’Connell, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of BWAY Holding Company and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jean-Pierre M. Ergas Jean-Pierre M. Ergas	Executive Chairman and Director	June 15, 2007

/s/ Kenneth M. Roessler Kenneth M. Roessler	President and Chief Executive Officer	June 15, 2007

/s/ Kevin C. Kern Kevin C. Kern	Vice President of Administration and Chief Financial Officer (Principal Accounting Officer)	June 15, 2007

/s/ Warren J. Hayford Warren J. Hayford	Vice Chairman and Director	June 15, 2007

/s/ David I. Wahrhaftig David I. Wahrhaftig	Director	June 15, 2007

/s/ Thomas R. Wall, IV Thomas R. Wall, IV	Director	June 15, 2007

/s/ David M. Roderick David M. Roderick	Director	June 15, 2007

/s/ Lawrence A. McVicker Lawrence A. McVicker	Director	June 15, 2007

/s/ Kevin C. Kern Kevin C. Kern	Attorney-in-Fact	June 15, 2007

/s/ Jeffrey M. O’Connell Jeffrey M. O’Connell	Attorney-in-Fact	June 15, 2007